MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                                POWER OF ATTORNEY

         I, the undersigned trustee of the Mellon Institutional Funds Investment Trust, a Massachusetts business trust (the "Trust"), do hereby revoke all prior appointments and constitute and appoint Steven M. Anderson, Denise B. Kneeland, Barbara A. McCann and Patrick J. Sheppard, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and in my capacity as trustee of the Trust, (i) any Registration Statement on Form N-1A, Form N-14 or any other applicable registration form and any and all amendments thereto filed by the Trust under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, with respect to the offering of its shares of beneficial interest, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

         IN WITNESS WHEREOF, I have hereunder set my hand on this 9th day of December 2003.


/s/ Samuel C. Fleming                       /s/ Benjamin M. Friedman
-----------------------------------         ----------------------------------
Samuel C. Fleming                           Benjamin M. Friedman

/s/ John H. Hewitt                          /s/ Caleb Loring III
-----------------------------------         -----------------------------------
John H. Hewitt                              Caleb Loring III